UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 11, 2009

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 N. Crescent Ridge Drive, The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2009, Opexa Therapeutics, Inc. (the “Company”) filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas to reduce the par value of its common stock from $0.50 per share to $0.01 per share (the “Amendment”).  The Amendment was effective upon filing, and was approved by a majority of the Company’s shareholders at the annual meeting held the day prior.  A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

 On November 11, 2009, the Company’s Board of Directors amended Section 7.1 of the Amended and Restated Bylaws of the Company (the “Bylaws”) to remove the prohibition that the same individual may not hold the offices of President and Secretary.  As previously disclosed, the Company’s President and Chief Executive Officer, Neil K. Warma, is currently the acting Secretary.

The Board also amended Article 9 of the Bylaws to reflect the Board’s prior authorization in 2007 to permit the issuance and transfer of shares of the Company’s common stock in uncertificated form.  The previous Bylaw provision did not provide for uncertificated shares.  This amendment brings the Bylaws in compliance with the NASDAQ Stock Market requirement that all listed securities be eligible for a direct registration system, such as the direct registration system administered by The Depository Trust Company.

A copy of the Bylaws, as amended and restated to reflect the foregoing amendments, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.  The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.                   Description

      3.1       Articles of Amendment to the Amended and Restated Articles of Incorporation of Opexa Therapeutics, Inc.

      3.2       Amended and Restated Bylaws of Opexa Therapeutics, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 12, 2009	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.                   Description

      3.1       Articles of Amendment to the Amended and Restated Articles of Incorporation of Opexa Therapeutics, Inc.

      3.2       Amended and Restated Bylaws of Opexa Therapeutics, Inc.

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